UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2009 COGENCO INTERNATIONAL INC.

(Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

6400 South Fiddler’s Green Circle, Suite 1840 Greenwood Village, CO Address of principal executive offices

303-221-3680 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

     As described in previous reports filed with the Securities and Exchange Commission, on April 28, 2009, and as amended twice in June 2009, Cogenco International Inc. (“Cogenco”) entered into a Share Purchase Agreement (as amended, the “SPA”) pursuant to which a single European investor agreed to make a significant investment in Cogenco. The SPA provided that the investor was obligated to purchase 540,000 shares of Cogenco common stock at $5.00 per share for a total investment of $2,700,000 with the total purchase price to be paid as follows:

(i)	a minimum payment of $250,000 was due on or before June 30, 2009; and
(ii)	the remaining unpaid balance of the total purchase price was due on or before July 31, 2009.

     Although the investor did not timely make any of the required payments under the SPA Cogenco continued discussions with the investor and his representatives and believed that payments would ultimately be made under the SPA. However, to date no payments have been made under the SPA and no shares of Cogenco common stock have been issued pursuant to the SPA. Cogenco no longer expects that any payments will be made pursuant to the SPA. Accordingly, on October 22, 2009 Cogenco’s Board of Directors affirmatively terminated the SPA and notified the investor of its termination.

     Cogenco intended to primarily use the funds that were to be raised under the SPA to explore and further certain business opportunities with Genesis Capital Management Ltd. (“GCM”) and its affiliates. Although Cogenco did not raise any funds through the SPA it is continuing to explore alternative options to raise funds to pursue certain business opportunities with and through GCM.

     Cogenco also intended to lend a portion of the funds raised through the SPA to GCM so that GCM could repay the indebtedness it owes to Cogenco pursuant to the terms of a promissory note dated March 7, 2008. Further, Cogenco intended to retain a portion of the funds raised through the SPA for its working capital purposes. The failure of the investor to make payments under the SPA may impact the ability of GCM to meet its repayment obligations to Cogenco with respect to the promissory note and also adversely impacts Cogenco’s liquidity and working capital.

     Cogenco may consider taking actions to enforce the SPA or pursue other legal remedies against the investor. However, even though the SPA provides for venue and jurisdiction in the United States, judgments obtained (if any) would still have to be enforced in the investor’s domicile in Europe. Management is considering whether such action would be worth the expenditure and may conclude that it is not.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of October 2009.

Cogenco International, Inc.

By: _/s/ David W. Brenman
David W. Brenman
President